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                                                                   EXHIBIT 23.1




               Consent of Independent Certified Public Accounts



Koo Koo Roo, Inc.
Los Angeles, California



     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 5, 1997, relating to the consolidated financial statements of Koo Koo Roo, Inc. which is incorporated by reference in such Prospectus.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                                     /s/ BDO SEIDMAN, LLP
                                                     BDO SEIDMAN, LLP



Los Angeles, California
November 19, 1997